POWER OF ATTORNEY The undersigned hereby constitutes and appoints each of Jillian Forusz and Brian Yamasaki signing individually, the undersigned’s true and lawful attorney-in-fact to: (1) obtain credentials to enable the undersigned to submit and file documents, forms and information via the United States Securities and Exchange Commission (“SEC”) Electronic Data Gathering and Retrieval (“EDGAR”) system, including (i) preparing, executing in the undersigned's name and on the undersigned's behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purpose of the Form ID or such other documents; and (ii) enrolling the undersigned in EDGAR Next; (2) act as account administrator for the undersigned's EDGAR account, including (i) appointing, removing and replacing account administrators, technical administrators, account users and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T; (3) cause Adobe Inc. (the “Company”) to accept a delegation of authority from the undersigned's EDGAR account administrators and authorize the Company's EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned's EDGAR account; (4) execute for and on behalf of the undersigned, in the undersigned’s capacity as a member of the Board of Directors or Section 16 officer of the Company, Forms 3, 4 and 5 (collectively, “Forms”) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (5) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms and timely file such form with the SEC and any stock exchange or similar authority; and (6) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. The undersigned agrees that each such attorney-in-fact may rely on information furnished by the undersigned. The undersigned also agrees to indemnify and hold harmless the Company and each attorney- in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise as a result of any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in fact for purposes of executing, acknowledging, delivering or filing Forms.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined herein ("Prior Powers of Attorney"), and the authority of the attorneys-in- fact named in any Prior Powers of Attorney is hereby revoked. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms with respect to the undersigned’s holding of and transaction in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 11, 2026. By:__/s/ Steven Day__________ Steven Day